EXHIBIT 10.4

            [BOLEN, FRANSEN & BOOSTROM LLP LETTERHEAD]


                        November 21, 1997


                                                    FACSIMILE AND U.S. MAIL
                                                    -----------------------



Mr. William R. Nordstrom
Chief Operating Officer
Newriders,Inc.
567 San Nicolas Drive, Suite 400
Newport Beach, CA  92660

     Re:     Newriders, Inc./Legal Fees Arrangement
             Our File No. 12128.001
             ------------------------

Dear Mr. Nordstrom:

     This letter will confirm the agreement between Newriders, Inc. and this law firm made by the Board of Directors of Newriders, Inc. in July, 1996, pursuant to which this law firm agreed to provide legal services in connection with general business matters other than securities law, to the Company, in exchange for an issuance of the Company's S-8 stock when it became available. In particular, we agreed to provide $60,000 worth of legal services billed at normal rates, in exchange for 40,000 shares of such S-8 stock.

     If the foregoing reflects your understanding of the agreement I would appreciate it if you would so indicate by executing and returning the enclosed counterpart of this letter.

     Thank you for the opportunity to continue to be of services to Newriders, Inc.

                                    Very truly yours,

                                    /s/ Hal H. Bolen II

                                        Hal H. Bolen II

The foregoing is agreed and acknowledged this 21st day of November, 1997.

/s/ William R. Nordstrom
------------------------
 WILLIAM R. NORDSTROM

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